Exhibit 99.1

For more information, contact:

Company:	Investor Relations:
Aimee Gaudet	Garett Gough, Kei Advisors LLC
Corporate Secretary	(716) 846-1352
(954) 252-3440, ext 313	ggough@keiadvisors.com

FOR IMMEDIATE RELEASE

Capstone Companies, Inc. Announces First Quarter 2015 Financial Results and Conference Call

DEERFIELD BEACH, FL, May 11, 2015 – Capstone Companies, Inc. (OTCQB: CAPC) (“Capstone” or the “Company”), a designer of innovative LED lighting solutions including power failure lighting, announced today that it will release its first quarter 2015 financial results before the markets open on Friday, May 15, 2015.

The Company will also host a conference call and webcast on the following Monday, May 18, 2015 in which President and Chief Executive Officer Stewart Wallach and Chief Financial Officer and Chief Operating Officer Gerry McClinton will review the Company’s financial results, as well as the Company’s strategy and outlook.

Q1 2015 Financial Results Conference Call
Monday, May 18, 2015
10:30 a.m. Eastern Time
Phone: (201) 689-8562

Internet webcast link available at: www.capstonecompaniesinc.com
A telephonic replay will be available from 1:30 p.m. ET the day of the call until Monday, May 25, 2015.  To listen to the archived call, dial (858) 384-5517 and enter conference ID number 13608259.  Alternatively, the archive of the webcast will be available on the Company’s website at www.capstonecompaniesinc.com, along with a transcript once available.

About Capstone Companies, Inc.
Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer and institutional products, including the Hoover® LED Home lighting product line, to accounts throughout North America and in international markets.  See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

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